AGREEMENT AMENDING CONVERTIBLE LOAN

         This Agreement Amending Covertible Loan ("Amendment") is made as of April 7, 2005 by and among Kiwa Bio-Tech Products Group Corporation, a Delaware corporation ("BORROWER") on the one hand and Young San Kim and Song N. Bang (jointly, "LENDER") on the other hand.

                                    RECITALS

         A. Borrower and Lender entered into a Convertible Loan Agreement dated September 23, 2004 (the "Loan").

         B. The Loan provides that the principal amount borrowed, $350,000, is to be paid to Lender on or before March 23, 2005, the maturity date.

         C. Borrower has not paid any of the principal amount when due.

         D. Borrower and Lender have agreed to amend the Loan as provided below.

                                    AGREEMENT

         In consideration of the mutual promises and conditions set forth below, the parties agree that the Loan is hereby amended as follows.

         1. The maturity date for repayment of the Loan principal is amended to April 21, 2005, the amended maturity date.

         2. Acknowledgment and Release. Lender acknowledges and agrees that the interest payment of $17,500 and the 1,050,000 warrants referred to in Paragraph 3 of the Loan were delivered to Lender in accordance with the terms of the Loan. Conditional on repayment of the Loan principal in accordance with this Amendment, Lender releases Borrower from all claims of damages, payment or assignment of shares based on failure of Borrower to repay the Loan principal before March 23, 2005.

         3. Penalty Interest. In consideration of the above extension of the maturity date and the acknowledgment and release, Borrower agrees to pay penalty interest at an annual rate of 20% on all amounts of unpaid principal from March 24, 2005. All accrued interest will be due and payable on April 21, 2005.

         4. Governing Law. This Amendment and the Loan are governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles.

         5. Consent to Jurisdiction. The parties irrevocably consent to the jurisdiction of the state and federal courts located in Los Angelas County, California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

         6. Amendment. No amendment, modification, termination or cancellation of this Amendment is effective unless made in a writing signed by each of the parties.

                                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION

                                    By: /s/ Wei Li
                                        ---------------------------
                                    Name: Wei Li
                                    Title: President and Chief Executive Officer


                                    /s/ Young San Kim
                                    -------------------------------
                                    Young San Kim


                                    /s/ Song N. Bang
                                    -------------------------------
                                    Song N. Bang


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